Exhibit 99.1

NEW YORK, NY, June 3, 2004 — The New York Mercantile Exchange, Inc., today announced that, by mutual agreement, the contract of J. Robert Collins, Jr., as president will not be renewed at the end of the month.

Mr. Collins has been president of the Exchange since July 2001. Prior to that, he was a trade representative on the board of the Exchange as the senior vice president of natural gas trading at El Paso Merchant Energy. He also worked as a natural gas and crude oil options market maker for Pioneer Futures on the floor of the Exchange as a commercial banker at the Dallas Federal Reserve Bank. He holds a bachelor’s degree from Texas A&M University.

Exchange Chairman Mitchell Steinhause said, “Bo has provided valuable insight and leadership and made many contributions to the Exchange in his three years as president, including major advancements in our technology strategy and platform, greater working relationships with our customers, and stronger involvement in government affairs. We wish him the best of luck as he pursues new career opportunities.”